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                                                                    EXHIBIT 3.12

                                     BY-LAWS

                                       OF

                               AUTO-AID MFG. CORP.

                        ARTICLE I. SHAREHOLDERS' MEET1NG

Section 1. -- Annual Meeting.

            The annual meeting of the shareholders shall be held on the first business day of January of each year, at 10 o'clock in the forenoon, at the principal office of the corporation, or such place as the Board of Directors shall authorize. The meeting shall be for the purpose of electing directors and for the transaction of such business as may be brought before it. If such date should be a legal holiday, the meeting shall be held on the next business day following, at the same hour. Notice of such meeting shall be given by the Secretary as required by law; by serving personally or mailing not less than ten days and not more than fifty days previous to such meeting, postage prepaid, a copy of such notice, addressed to each shareholder entitled to vote at such meeting. Any and all notices of such meeting may be waived by any shareholder by written waiver or by attendance thereat, whether in person or by proxy.

Section 2. -- Special Meetings.

            Special meetings of shareholders may be called by the Board of Directors or by the President, and must be called by the President at the request in writing by shareholders owning a majority


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of the shares issued and outstanding. Notice of such special meetings shall be given by the President or the Secretary, and shall be served personally or by mail addressed to each shareholder of record at his last known address no less than ten days prior to the date of such meeting.

            The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any shareholder by written waiver or by attendance thereat, in person or by proxy.

Section 3. -- Voting.

            Shareholders entitled to vote at meetings may do so in person or by proxy appointed by an instrument in writing subscribed by the shareholder or by his duly authorized attorney. Each shareholder shall be entitled to one vote for each share registered in his name on the books of the Corporation, unless otherwise provided in the Certificate of Incorporation.

Section 4. -- Quorum.

            At any meeting of the shareholders, except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.


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Section 5. -- Voting at Shareholders' Meetings.

            At any meeting of the shareholders, except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the vote of the holders of a majority of the shares present in person or by proxy shall decide any question brought before such meeting.

                              ARTICLE II. DIRECTORS

Section 1. -- Number.

            The affairs and the business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by a Board of 4 Directors.

Section 2. -- How Elected.

            At the annual meeting of shareholders, the persons duly elected by the votes cast at the election held thereat shall become the directors for the ensuing year.

Section 3. -- Term of Office.

            The term of office of each of the directors shall be until the next annual meeting of shareholders and thereafter until a successor has been elected and qualified.


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Section 4. -- Duties of Directors.

            The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the certificate of Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

Section 5. -- Directors' Meetings.

            Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time and must be called by the President or the Secretary upon the written request of two Directors.

Section 6. -- Notice of Special Meetings.

            Notice of special meetings of the Board of Directors shall be served personally or by mail addressed to each Director at his last known address no less than five days prior to the date of such meeting. The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the call for the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any Director by written waiver or by personal attendance thereat without protest of lack of notice to him.


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Section 7. -- Quorum.

            At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

Section 8. -- Voting.

            Except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat.

Section 9. -- Vacancies.

            Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, even though less than a quorum exists.

Section 10. -- Removal of Directors.

            Any or all of the directors may be removed, either with or without cause at any time by a vote of the shareholders at any meeting called for such purpose.


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                              ARTICLE III. OFFICERS

Section 1. -- Number of Officers.

            The officers of the Corporation shall be a President, a Vice-President, a Treasurer and Secretary, and any officer may hold more than one office, except the same person may not hold the offices of President and Secretary. The Board of Directors may appoint such other officers, agents and employees as in their sole discretion they shall deem advisable, who shall be subject to recall at all times by a majority vote of the Board of Directors.

Section 2. -- Election of Officers.

            Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Certificate of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

Section 3. -- Removal of Officers.

            Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by vote of the Board of Directors, regularly convened at a regular or special meeting. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, by vote of the shareholders, regularly convened at an annual or special meeting.


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Section 4. -- President.

            The President shall be the chief executive officer of the Corporation and shall have general charge of the business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall, if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President.

Section 5. -- Vice-President.

            In the absence of or inability of the President to act, the Vice-President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

Section 6. -- Secretary.

            The Secretary shall:

                  a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

                  b) Give and serve all notice of all meetings of the Corporation.

                  c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.


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                  d) Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

                  e) Do and perform all other duties incident to the office of Secretary.

Section 7. -- Treasurer.

            The Treasurer shall:

                  a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate.

                  b) Exhibit at all reasonable times his books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

                  c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full financial report at the annual meeting of


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shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

Section 8. -- Duties of Officers May Be Delegated.

            In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or any Director for the time being, provided a majority of the entire Board concur therein.

Section 9. -- Vacancies -- How Filled.

            Should any vacancy in any office occur by death, resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next regular meeting or at a special meeting called for that purpose, except as otherwise provided in the Certificate of Incorporation.

Section 10. -- Compensation of Officers.

            The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the certificate of Incorporation.


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                  ARTICLE IV. CERTIFICATES REPRESENTING SHARES

Section 1. -- Issue of Certificates Representing Shares.

            The President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice-President) or Chairman or Vice-Chairman of the Board and the Treasurer (or Secretary) certifying the number of shares owned by him in the Corporation.

Section 2. -- Transfer of Shares.

            The shares of the Corporation shall be transferable only upon its books by the registered holders thereof in person or by their duly authorized attorneys or legal representatives. The former certificates must be surrendered to the Secretary, or to such other person as the Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. No transfer of shares shall be made within ten days next preceding the annual meeting of shareholders.

Section 3. -- Lost Certificates.

            If the holder of any shares shall lose the certificate thereof, he shall immediately notify the Corporation of such fact and the Board of Directors may then cause a new certificate to be issued to him subject to the deposit of a bond or other Indemnity in such form and with such sureties if any as the Board may require.


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                                 ARTICLE V. SEAL

            The seal of the Corporation shall be as follows:

                  ARTICLE VI. DIVIDENDS OR OTHER DISTRIBUTIONS

            The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of Incorporation.

                      ARTICLE. VII. NEGOTIABLE INSTRUMENTS

            All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the certificate of Incorporation.

                            ARTICLE VIII. FISCAL YEAR

            The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


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                               ARTICLE IX. OFFICES

            The principal office of the Corporation shall be located in the City of New York, County of Kings, State of New York. The Board of Directors may from time to time designate such other offices within or without the State of New York as the business of the Corporation may require.

                              ARTICLE X. AMENDMENTS

            By-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any Directors, and may be amended, repealed or adopted as otherwise provided by law.

Dated: September 25, 1972


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                             SECRETARY'S CERTIFICATE

      I, Paul E. Konney, do hereby certify that I am the duly elected, qualified and acting Secretary of Medo Industries, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of New York, and that attached hereto are true and correct copies of the Certificate of Incorporation, the Certificates of Amendment of the Certificate of Incorporation, and the By-Laws of the Corporation, which have not been superseded or amended except as stated below.

      I, Paul E. Konney, do further certify that at the Special Combined Meeting of the Shareholders and Board of Directors of the Corporation held February 2, 1981, the following resolution relating to the By-Laws was approved. Such resolution has not been amended or superseded.

            RESOLVED, that the By-Laws of AUTO-AID MFG. CORP. be amended to change Article IV, Sec. 3, to read as follows:

            LOST, STOLEN OR DESTROYED CERTIFICATES.

      Any person claiming that a certificate of stock owned by him or her has been lost, stolen or destroyed, and shall make an affidavit of that fact and shall give to the Corporation a written guarantee of indemnification sufficient to indemnify and protect the Corporation and its shareholders against any claim that may be made against them on account of the alleged loss, theft or destruction of such certificate, or the issuance of any new certificate in place thereof, shall be entitled to receive from the Corporation a new certificate of the same tenor and for the same number of the shares and of the same class of stock as was represented by the certificate to have been allegedly lost, stolen or destroyed; provided, however that the Board of Directors may impose such other reasonable and statutory limitations and demand such additional representations as shall be satisfactory to the Board of Directors or the Secretary or Assistant Secretary of the Corporation.

      I, Paul E. Konney, do further certify that attached hereto is a true and correct copy of a Unanimous Consent of Directors in Lieu of Meeting dated July 29, 1997. Such unanimous consent has not been amended or superseded.

      IN WITNESS WHEREOF, I have hereunto set my hand as of the 28th day of August, 1997.

                                        /s/ Paul E. Konney
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                                        Paul E. Konney
                                        Secretary
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                              MEDO INDUSTRIES, INC.

                        Assistant Secretary's Certificate

      I, Susan Diane Koontz, Assistant Secretary of Medo Industries, Inc., a New York corporation, hereby certify that the following is a true, correct and accurate copy of resolutions adopted by the sole shareholder of said Company by written consent in accordance with its Bylaws on November 22, 1999:

                              Amendment to By-Laws

            RESOLVED, that Article I, Section 1, of the By-Laws is hereby replaced in its entirety with the following:

            The annual meeting of the shareholders of this Corporation shall be held at its office in the City of Houston, Texas, on the fourth Monday of November in each year, at such time as may be specified in the notice thereof, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. If the day designated herein is a legal holiday in the State of Texas, the annual meeting shall be held on the first succeeding day which is not a legal holiday. If for any reason the annual meeting shall not be held on the day designated herein, the Board of Directors shall cause the annual meeting to be held as soon thereafter as may be convenient.

      ; and further

            RESOLVED, that the first sentence of Article II, Section 1, of the By-Laws is hereby replaced in its entirety with the following:

            The affairs of the corporation shall be managed by a Board consisting of not less than three nor more than seven directors, none of whom need be shareholders of the corporation. Either the Board of Directors or shareholders may from time to time determine, within the foregoing numerical limitations, the number of directors constituting the entire Board of Directors, and thereafter from time to time change such number by a vote of a majority of the then entire Board of Directors or the shareholders, as the case may be.
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      I further certify that the foregoing resolutions have not been altered, modified, revoked or rescinded, and that the same remain in full force and effect on the date hereof.

      In witness whereof, I have executed this document on December 6, 1999.

                                        /s/ Susan Diane Koontz
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                                        Susan Diane Koontz, Assistant Secretary